Exhibit a under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K

                             ARTICLES OF RESTATEMENT

                                       OF

                    FUND FOR U.S. GOVERNMENT SECURITIES, INC.

        Fund for U.S. Government Securities, Inc., a Maryland Corporation (the "Corporation", having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation that:

     FIRST: The Corporation desires to restate its Charter as currently in effect. The Charter as restated is as follows:

FIRST: WE, THE UNDERSIGNED, MIRIAM CASLEY, FRED C. HOUSTON, JR., AND THOMAS J. DONNELLY, EACH OF WHOSE POST OFFICE ADDRESS IS 1128 UNION TRUST BUILDING, PITTSBURGH, PENNSYLVANIA 15219, EACH BEING AT LEAST TWENTY-ONE YEAR OF AGE, DO UNDER AND BY VIRTUE OF THE GENERAL LAWS OF THE STATE OF MARYLAND AUTHORIZING THE FORMATION OF CORPORATIONS, ASSOCIATE OURSELVES AS INCORPORATORS WITH THE INTENTION OF FORMING A CORPORATION.

     SECOND: THE NAME OF THE CORPORATION IS FUND FOR U.S. GOVERNMENT SECURITIES, INC.

THIRD:         THE PURPOSES FOR WHICH THE CORPORATION IS FORMED ARE:

        1. TO PURCHASE OR OTHERWISE ACQUIRE, HOLD FOR INVESTMENT OR OTHERWISE, SELL, EXCHANGE, OR OTHERWISE DISPOSE OF SECURITIES WHICH ARE PRIMARY OR DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT OR ITS INSTRUMENTALITIES OR SECURITIES WHICH ARE GUARANTEED AS TO PAYMENT OF PRINCIPAL AND INTEREST BY THE U.S. GOVERNMENT OR ITS INSTRUMENTALITIES (HERIENAFTER REFERRED TO AS "U.S. GOVERNMENT SECURITIES") AND GENERALLY TO DEAL IN ANY SUCH SECURITIES; AND TO EXERCISE AS OWNER OR HOLDER OF ANY SECURITIES, ALL RIGHTS, POWERS AND PRIVILEGES IN RESPECT THEREOF.

        2. TO SELL, EXCHANGE, ISSUE, DISPOSE OF, PURCHASE OR OTHERWISE ACQUIRE, HOLD, RESELL, TRANSFER, REISSUE OR CANCEL (ALL WITHOUT THE VOTE OR CONSENT OF THE STOCKHOLDERS OF THE CORPORATION) SHARES OF ITS CAPITAL STOCK IN ANY MANNER AND TO THE EXTENT NOW OR HEREAFTER PERMITTED BY THE LAWS OF THE STATE OF MARYLAND AND THE CHARTER OF THE CORPORATION.

        3. TO HAVE ONE OR MORE OFFICES AND CARRY ON ALL OR ANY OF ITS OPERATIONS AND BUSINESS IN ANY OF THE STATES, DISTRICTS, TERRITORIES, AND POSSESSIONS OF THE UNITED STATES, AND IN ANY AND ALL FOREIGN COUNTRIES, SUBJECT, IN EACH CASE, TO THE LAWS THEREOF.

        4. TO CARRY OUT ALL OR ANY OF THE OBJECTS AND PURPOSES SET FORTH IN THIS ARTICLE THIRD AS PRINCIPAL OR AGENT, OR OTHERWISE, EITHER ALONE OR THROUGH OR IN CONJUNCTION WITH ANY CORPORATION, JOINT STOCK COMPANY, SYNDICATE, ASSOCIATION, FIRM, TRUST OR PERSON, PUBLIC OR PRIVATE, AND IN CARRYING ON ITS BUSINESS AND FOR THE PURPOSE OF ATTAINING OR FURTHERING ANY OF ITS OBJECTS AND PURPOSES, TO EXERCISE ANY POWERS SUITABLE, CONVENIENT OR PROPER FOR THE ACCOMPANIMENT OF ANY OF THE OBJECTS AND PURPOSES HEREIN ENUMERATED OR INCIDENTAL TO THE POWERS HEREIN SPECIFIED, OR WHICH AT ANY TIME MAY APPEAR CONDUCIVE TO OR EXPEDIENT FOR THE ACCOMPLISHMENT OF ANY SUCH OBJECTS AND PURPOSES.

     5. ANYTHING IN THIS ARTICLE THIRD OR ELSEWHERE IN THE CHARTER OF THE CORPORATION TO THE CONTRARY NOTWITHSTANDING THE CORPORATION MAY NOT AND SHALL
NOT:

               (A) INVEST IN ANY SECURITIES OTHER THAN U.S. GOVERNMENT
SECURITIES.

     (B) BORROW MONEY EXCEPT AS A TEMPORARY MEASURE FOR EXTRAORDINARY OR EMERGENCY PURPOSES AND THEN ONLY IN AMOUNTS NOT IN EXCESS OF 10% OF ITS TOTAL ASSETS TAKEN AT COST.

               (C) THE CORPORATION MAY NOT AND SHALL NOT PURCHASE SECURITIES ON MARGIN BUT IT MAY OBTAIN SUCH SHORT-TERM CREDITS AS MAY BE NECESSARY FOR THE CLEARANCE OF PURCHASE AND SALE OF SECURITIES. THE CORPORATION MAY PURCHASE AND DISPOSE OF U.S. GOVERNMENT SECURITIES BEFORE THE ISSUANCE THEREOF. THE CORPORATION MAY ALSO PURCHASE AND SELL U.S. GOVERNMENT SECURITIES ON A DELAYED DELIVERY BASIS. THE SETTLEMENT DATES OF THESE TRANSACTIONS SHALL BE DETERMINED BY THE MUTUAL AGREEMENT OF THE PARTIES.

               (D)    EFFECT SHORT SALES OF SECURITIES.

               (E) LEND ANY ASSETS EXCEPT PORTFOLIO SECURITIES. (THIS SHALL NOT PREVENT THE PURCHASE OR HOLDING OF U.S. GOVERNMENT SECURITIES, REPURCHASE AGREEMENTS COVERING U.S. GOVERNMENT SECURITIES OR OTHER TRANSACTIONS WHICH ARE PERMITTED BY THE FUND'S INVESTMENT OBJECTIVE AND POLICIES.)

               (F)    MORTGAGE, PLEDGE, HYPOTHECATE SECURITIES.

        THE FOREGOING OBJECTS AND PURPOSES SHALL, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED, BE IN NO WAY LIMITED OR RESTRICTED BY REFERENCE TO OR INFERENCE FROM THE TERMS OF ANY OTHER CLAUSE OR PROVISION OF THE CHARTER, AND EACH SHALL BE REGARDED AS INDEPENDENT AND CONSTRUED AS POWERS AS WELL AS OBJECTS AND PURPOSES AND THE ENUMERATION OF SPECIFIC PURPOSES, OBJECTS AND POWERS SHALL NOT BE CONSTRUED TO LIMIT OR RESTRICT IN ANY MANNER THE MEANING OF GENERAL POWERS OF THE CORPORATION NOW OR HEREAFTER CONFERRED BY THE LAWS OF THE STATE OF MARYLAND, NOR SHALL THE EXPRESSION OF ONE THING BE DEEMED TO EXCLUDE ANOTHER THOUGH IT BE OF LIKE NATURE, NOT EXPRESSED.

FOURTH: THE POST OFFICE ADDRESS OF THE PRINCIPAL OFFICE AND THE OFFICE OF THE RESIDENT AGENT OF THE CORPORATION IN THE STATE OF MARYLAND IS 32 SOUTH STREET, BALTIMORE, MARYLAND 21202. THE RESIDENT AGENT OF THE CORPORATION IN THE STATE OF MARYLAND IS THE CORPORATION TRUST INCORPORATED, WHICH IS A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF MARYLAND.

FIFTH: (A) THE CORPORATION IS AUTHORIZED TO ISSUE 2,000,000,000 SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE. THE AGGREGATE PAR VALUE OF ALL SHARES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE IS $2,000,000. SUBJECT TO THE FOLLOWING PARAGRAPH, THE AUTHORIZED SHARES ARE CLASSIFIED AS SEPARATE CLASSES OF COMMON STOCK, WITH 750,000,000 CLASSIFIED INTO EACH OF CLASS A AND CLASS C SHARES, AND 500,000,000 UNCLASSIFIED SHARES.

                      (B) THE BOARD OF DIRECTORS IS AUTHORIZED TO CLASSIFY OR TO RECLASSIFY (I.E., INTO SERIES AND CLASSES OF SERIES), FROM TIME TO TIME, ANY UNISSUED

SHARES OF STOCK OF THE CORPORATION, WHETHER NOW OR HEREAFTER AUTHORIZED, BY SETTING, CHANGING OR ELIMINATING THE PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS OR TERMS OR CONDITIONS OF OR RIGHTS TO REQUIRE REDEMPTION OF THE STOCK.

     UNLESS OTHERWISE PROVIDED BY THE BOARD OF DIRECTORS PRIOR TO THE ISSUANCE OF THE STOCK, THE SHARES OF EACH CLASS OR SERIES OF STOCK SHALL BE SUBJECT TO THE FOLLOWING:

     (I) THE BOARD OF DIRECTORS MAY REDESIGNATE A CLASS OR SERIES OF STOCK WHETHER OR NOT SHARE OF SUCH CLASS OR SERIES ARE ISSUED AND OUTSTANDING, PROVIDED THAT SUCH REDESIGNATION DOES NOT AFFECT THE PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS OR TERMS OR CONDITIONS OF REDEMPTION OF SUCH CLASS OR SERIES OF STOCK.

                             (II) THE ASSETS ATTRIBUTABLE TO EACH CLASS OR
SERIES MAY BE INVESTED IN A COMMON INVESTMENT PORTFOLIO. THE ASSETS AND LIABILITIES AND THE

INCOME AND EXPENSES OF EACH CLASS OR SERIES OF THE CORPORATION'S STOCK SHALL BE DETERMINED SEPARATELY AND, ACCORDINGLY, THE NET ASSET VALUE OF SHARES OF THE CORPORATION'S STOCK MAY VARY AMONG CLASSES OR SERIES. THE INCOME OR GAIN AND THE EXPENSES OR LIABILITIES OF THE CORPORATION SHALL BE ALLOCATED TO EACH CLASS OR SERIES OF STOCK AS DETERMINED BY OR UNDER THE DIRECTION OF THE BOARD OF DIRECTORS.

     (III)SHARES OF EACH CLASS OR SERIES OF STOCK SHALL BE ENTITLED TO SUCH DIVIDENDS OR DISTRIBUTIONS, IN STOCK OR IN CASH OR BOTH, AS MAY BE DECLARED FROM TIME TO TIME BY THE BOARD OF DIRECTORS WITH RESPECT TO SUCH CLASS OR SERIES. DIVIDENDS OR DISTRIBUTIONS SHALL BE PAID ON SHARES OF A CLASS OR SERIES OF STOCK ONLY OUT OF THE ASSETS BELONGING TO THAT CLASS OR SERIES.

                             (IV) IN THE EVENT OF THE LIQUIDATION OR DISSOLUTION
OF THE CORPORATION, THE STOCKHOLDERS OF A CLASS OR SERIES OF THE CORPORATION'S STOCK SHALL

BE ENTITLED TO RECEIVE, AS A CLASS OR SERIES, OUT OF THE ASSETS OF THE CORPORATION AVAILABLE FOR DISTRIBUTION TO STOCKHOLDERS, THE ASSETS BELONGING TO THAT CLASS OR SERIES LESS THE LIABILITIES ALLOCATED TO THAT CLASS OR SERIES. THE ASSETS SO DISTRIBUTABLE TO THE STOCKHOLDERS OF A CLASS OR SERIES SHALL BE DISTRIBUTED AMONG SUCH STOCKHOLDERS IN PROPORTION TO THE NUMBER OF SHARES OF THAT CLASS OR SERIES HELD BY THEM AND RECORDED ON THE BOOKS OF THE CORPORATION. IN THE EVENT THAT THERE ARE ANY ASSETS AVAILABLE FOR DISTRIBUTION THAT ARE NOT ATTRIBUTABLE TO ANY PARTICULAR CLASS OR SERIES OF STOCK, SUCH ASSETS SHALL BE ALLOCATED TO ALL CLASSES AND SERIES IN PROPORTION TO THE NET ASSET VALUE OF THE RESPECTIVE CLASSES OR SERIES.

(V) ALL HOLDERS OF SHARES OF STOCK VOTE AS A SINGLE CLASS OR SERIES EXCEPT WITH RESPECT TO ANY MATTER WHICH AFFECTS ONLY ONE OR MORE CLASSES OR SERIES OF STOCK, IN WHICH CASE ONLY THE HOLDERS OF SHARES OF THE CLASSES OR SERIES AFFECTED SHALL BE ENTITLED TO VOTE.

                      (C) THE CORPORATION MAY ISSUE FRACTIONAL SHARES. ANY FRACTIONAL SHARES SHALL CARRY PROPORTIONATELY ALL THE RIGHTS OF A WHOLE SHARE, EXCEPT ANY

RIGHT TO RECEIVE A CERTIFICATE EVIDENCING SUCH FRACTIONAL SHARE, BUT INCLUDING, WITHOUT LIMITATION, THE RIGHT TO VOTE AND THE RIGHT RECEIVE DIVIDENDS.

SIXTH: EACH  STOCKHOLDER  OF THE  CORPORATION  SHALL BE  ENTITLED TO ONE VOTE OR
     FRACTION THEREOF FOR EACH SHARES OF CAPITAL STOCK OR FRACTION THEREOF STANDING IN HIS NAME ON THE BOOKS OF THE CORPORATION.

SEVENTH: 1. (A) EACH STOCKHOLDER SHALL BE ENTITLED TO REQUIRE THE CORPORATION TO REDEEM ALL OR ANY PART OF ITS SHARES OF SUCH STOCKHOLDER AT THE NET ASSET VALUE THEREOF (AS HEREINAFTER DEFINED IN SECTION 2 OF THIS ARTICLE SEVENTH) AS DETERMINED BY OR ON BEHALF OF THE BOARD OF DIRECTORS. CERTIFICATES REPRESENTING SHARES TO BE SO REDEEMED SHALL BE DEPOSITED AT THE OFFICE OF THE CUSTODIAN, DULY ENDORSED OR ACCOMPANIED BY PROPER INSTRUMENTS OF TRANSFER, TOGETHER WITH A REQUEST THAT THE CORPORATION REDEEM THE SHARES REPRESENTED THEREBY. IF THE DATE OF DEPOSIT IS A DAY OTHER THAN SATURDAY UPON WHICH A DETERMINATION OF NET ASSET VALUE AS OF THE CLOSE OF BUSINESS IS REQUIRED BY SECTION 2 OF THIS ARTICLE SEVENTH TO BE MADE, OR IS MADE, AND IF SUCH SHARES ARE DEPOSITED PRIOR TO THE CLOSE OF BUSINESS ON THE NEW YORK STOCK EXCHANGE ON THAT DAY, THE REDEMPTION PRICE SHALL BE THE NET ASSET VALUE AS OF THE CLOSE OF BUSINESS ON SUCH DAY. IF THE DAY OF DEPOSIT IS NOT SUCH A DAY, OR SUCH SHARES ARE DEPOSITED AFTER THE CLOSE OF BUSINESS ON THE NEW YORK STOCK EXCHANGE, THEN THE REDEMPTION PRICE SHALL BE THE NET ASSET VALUE AS OF THE CLOSE OF BUSINESS ON THE FIRST DAY UPON WHICH A DETERMINATION OF THE NET ASSET VALUE IS SO MADE OR REQUIRED TO BE MADE NEXT SUCCEEDING THE DATE ON WHICH SUCH SHARES ARE SO DEPOSITED. IF THE DETERMINATION OF THE REDEMPTION PRICE IS POSTPONED BEYOND THE DATE ON WHICH IT WOULD NORMALLY OCCUR BY REASON OF A DECLARATION BY THE BOARD OF DIRECTORS SUSPENDING DETERMINATION OF THE NET ASSET VALUE PURSUANT TO SECTION 3 OF THIS ARTICLE SEVENTH THE RIGHT OF THE STOCKHOLDER TO HAVE HIS SHARES REDEEMED BY THE CORPORATION SHALL BE SIMILARLY SUSPENDED AND HE MAY WITHDRAW HIS CERTIFICATE OR CERTIFICATES FROM DEPOSIT IF SHE SO ELECTS; OR IF HE DOES NOT SO ELECT THE REDEMPTION PRICE SHALL BE THE NET ASSET VALUE OF THE SHARES DEPOSITED DETERMINED AS OF THE CLOSE OF BUSINESS UPON THE FIRST DAY AFTER THE SUSPENSION UPON WHICH SUCH A DETERMINATION IS MADE.

                             (B) NOTWITHSTANDING THE FOREGOING, THE CORPORATION
MAY, HOWEVER, REDEEM SHARES OF THE CORPORATION BY AGREEMENT WITH THE OWNER THEREOF (I) AT A

PRICE NOT EXCEEDING THE NET ASSET VALUE PER SHARE AT THE TIME THE REDEMPTION OR CONTRACT OF REDEMPTION IS MADE, OR (II) AT A PRICE NOT EXCEEDING THE NET ASSET VALUE PER SHARE TO BECOME EFFECTIVE AT SOME LATER TIME.

                      2. THE TERM "NET ASSET VALUE" OF THE CORPORATION SHALL MEAN THE AMOUNT BY WHICH THE ASSETS OF THE CORPORATION, TAKEN AT FAIR MARKET VALUES, EXCEED ITS LIABILITIES, ALL AS DETERMINED BY OR UNDER THE DIRECTION OF THE BOARD OF DIRECTORS, IN ACCORDANCE WITH THE REQUIREMENTS OF THE INVESTMENT COMPANY ACT OF 1940 AND IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRACTICES AND PRINCIPLES. THE NET ASSET VALUE OF THE CORPORATION THUS OBTAINED DIVIDED BY THE NUMBER OF SHARES OF CAPITAL STOCK OF THE CORPORATION THEN ISSUED AND OUTSTANDING SHALL BE THE NET ASSET VALUE PER SHARE. SUCH VALUES WILL BE DETERMINED AT LEAST ONCE ON EACH BUSINESS DAY THAT THE NEW YORK STOCK EXCHANGE IS OPEN. THE BOARD OF DIRECTORS MAY DELEGATE ANY OF THE POWERS AND DUTIES UNDER THIS SECTION 2 WITH RESPECT TO APPRAISAL OF ASSETS AND LIABILITIES TO THE EXECUTIVE COMMITTEE, TO AN OFFICER OR OFFICERS OF THE CORPORATION, THE INVESTMENT ADVISER, THE ADMINISTRATIVE SERVICES AGENT OR TO THE CUSTODIAN OF ITS SECURITIES, OR TO SUCH OTHER PERSON OR PERSONS AS MAY BE DEEMED QUALIFIED IN THE JUDGMENT OF THE BOARD OF DIRECTORS.

               3. THE BOARD OF DIRECTORS MAY DECLARE A SUSPENSION OF THE DETERMINATION OF NET ASSET VALUE FOR THE WHOLE OR ANY PART OF ANY PERIOD (A) DURING WHICH THE NEW YORK STOCK EXCHANGE IS CLOSED OTHER THAN CUSTOMARY WEEK-END AND HOLIDAY CLOSINGS, (B) DURING WHICH TRADING ON THE NEW YORK STOCK EXCHANGE IS RESTRICTED, (C) DURING WHICH AN EMERGENCY EXISTS AS A RESULT OF WHICH DISPOSAL BY THE CORPORATION OF SECURITIES OWNED BY IT IS NOT REASONABLY PRACTICABLE, OR IT IS NOT REASONABLY PRACTICABLE FOR THE CORPORATION FAIRLY TO DETERMINE THE VALUE OF ITS NET ASSETS, OR (D) DURING SUCH OTHER PERIODS AS THE SECURITIES AND EXCHANGE COMMISSION MAY BY ORDER PERMIT FOR THE PROTECTION OF SECURITY HOLDERS OF THE CORPORATION; PROVIDED, THAT APPLICABLE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION SHALL GOVERN AS TO WHETHER THE CONDITIONS PRESCRIBED IN (B), (C) OR (D) EXIST. SUCH SUSPENSION SHALL TAKE EFFECT AT SUCH TIME AS THE BOARD OF DIRECTORS SHALL SPECIFY BUT NOT LATER THAN THE CLOSE OF BUSINESS ON THE BUSINESS DAY NEXT FOLLOWING THE DECLARATION, AND THEREAFTER THERE SHALL BE NO DETERMINATION OF NET ASSET VALUE UNTIL THE BOARD OF DIRECTORS SHALL DECLARE THE SUSPENSION AT AN END, EXCEPT THAT THE SUSPENSION SHALL TERMINATE IN ANY EVENT ON THE FIRST DAY ON WHICH THE NEW YORK STOCK EXCHANGE SHALL HAVE REOPENED OR THE PERIOD SPECIFIED IN (B) OR (C) SHALL HAVE EXPIRED (AS TO WHICH IN THE ABSENCE OF AN OFFICIAL RULING BY THE SECURITIES AND EXCHANGE COMMISSION THE DETERMINATION OF THE BOARD OF DIRECTORS SHALL BE CONCLUSIVE).

               4. THE CORPORATION SHALL HAVE THE RIGHT, EXERCISABLE AT THE DISCRETION OF THE BOARD OF DIRECTORS, TO REDEEM SHARES OF ANY SHAREHOLDER FOR THEIR THEN CURRENT NET ASSET VALUE PER SHARE IF AT SUCH TIME THE SHAREHOLDER OWNS SHARES HAVING AN AGGREGATE NET ASSET VALUE OF LESS THAN $1,000.

EIGHTH: (1) THE NUMBER OF DIRECTORS OF THE CORPORATION SHALL BE THREE, OR SUCH OTHER NUMBER AS MAY BE FROM TIME TO TIME FIXED IN THE MANNER PROVIDED BY THE BY-LAWS OF THE CORPORATION BUT SHALL NEVER BE LESS THAN THREE (3). THE BY-LAWS OF THE CORPORATION SHALL ALSO SPECIFY THE NUMBER OF DIRECTORS WHICH SHALL CONSTITUTE A QUORUM; PROVIDED, HOWEVER, THAT IN NO CASE SHALL A QUORUM BE LESS THAN ONE-THIRD OF THE TOTAL NUMBER OF DIRECTORS, NOR LESS THAN THREE (3) DIRECTORS. UNLESS OTHERWISE PROVIDED BY THE BY-LAWS OF THE CORPORATION, DIRECTORS NEED NOT BE STOCKHOLDER THEREOF.

               (2) UNLESS OTHERWISE PROVIDED BY THE BY-LAWS OF THE CORPORATION AND EXCEPT AS OTHERWISE PROVIDED BY LAW, ANY VACANCY OCCURRING IN THE BOARD OF DIRECTORS FOR ANY CAUSE OTHER THAN BY REASON OF AN INCREASE IN THE NUMBER OF DIRECTORS MAY BE FILLED BY A MAJORITY OF THE REMAINING MEMBERS OF THE BOARD OF DIRECTORS AND ANY VACANCY OCCURRING BY REASON OF AN INCREASE IN THE NUMBER OF DIRECTORS MAY BE FILLED BY A MAJORITY OF THE ENTIRE BOARD OF DIRECTORS.

               (3) THE NAMES OF THE DIRECTORS WHO ARE CURRENTLY IN OFFICE ARE:

                 JOHN F. DONAHUE              EDWARD L. FLAHERTY, JR.
                 JOHN T. CONROY, JR.          PETER E. MADDEN
                 WILLIAM J. COPELAND          GREGOR F. MEYER
                 J. CHRISTOPHER DONAHUE       WESLEY W. POSVAR
                 JAMES E. DOWD                MARJORIE P. SMUTS
                 LAWRENCE D. ELLIS, M.D.

NINTH: THE FOLLOWING  PROVISIONS ARE HEREBY ADOPTED FOR THE PURPOSE OF DEFINING,
     LIMITING, AND REGULATING THE POWERS OF THE CORPORATION AND OF THE DIRECTORS AND SHAREHOLDERS:

               1. NO SHAREHOLDER SHALL HAVE ANY PRE-EMPTIVE OR PREFERENTIAL RIGHT OF SUBSCRIPTION TO ANY SHARES OF ANY CLASS WHETHER NOW OR HEREAFTER AUTHORIZED. THE BOARD OF DIRECTORS MAY ISSUE SHARES WITHOUT OFFERING THE SAME EITHER IN WHOLE OR IN PART TO THE SHAREHOLDERS.

               2. SHARES MAY BE PURCHASED, HELD AND DISPOSED OF BY THE OFFICERS AND DIRECTORS OF THE CORPORATION, BY PARTNERSHIPS OF WHICH ANY SUCH OFFICER OR DIRECTOR MAY BE A MEMBER AND BY CORPORATIONS OF WHICH ANY OFFICER OR DIRECTOR OF THE CORPORATION MAY BE AN OFFICER OR DIRECTOR. EXCEPT AS ABOVE SET FORTH, OR AUTHORIZED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICERS AND DIRECTORS OF THE CORPORATION AND PARTNERSHIPS OR CORPORATIONS WHICH ARE AFFILIATES OF THE OFFICERS AND DIRECTORS MAY NOT DEAL WITH THE CORPORATION AS PRINCIPALS IN THE PURCHASE OR SALE OF ANY SECURITIES OR OTHER PROPERTY.

               3. THE CORPORATION MAY ENTER INTO EXCLUSIVE OR NON-EXCLUSIVE UNDERWRITING CONTRACTS OR CONTRACTS FOR THE SALE OF ITS SHARES AND MAY ALSO ENTER INTO CONTRACTS FOR INVESTMENT ADVISORY, MANAGEMENT AND ADMINISTRATIVE SERVICES. THE TERMS AND CONDITIONS, METHODS OF AUTHORIZATION, RENEWAL, AMENDMENT AND TERMINATION OF THE AFORESAID CONTRACTS SHALL BE AS DETERMINED AT THE DISCRETION OF THE BOARD OF DIRECTORS; SUBJECT, HOWEVER, TO THE PROVISIONS OF THE CHARTER OF THE CORPORATION, THE BY-LAWS OF THE CORPORATION, APPLICABLE STATE LAW, AND THE INVESTMENT COMPANY ACT OF 1940 AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION.

               4. EXCEPT AS OTHERWISE PROVIDED BY LAW OR BY THE CHARTER OF THE CORPORATION, NO CONTRACT OR OTHER TRANSACTION BETWEEN THE CORPORATION AND ANY PERSON, PARTNERSHIP OR CORPORATION AND NO ACT OF THE CORPORATION SHALL IN ANY WAY BE AFFECTED OR INVALIDATED BY THE FACT THAT ANY OFFICER OR DIRECTOR OF THE CORPORATION IS PECUNIARILY OR OTHERWISE INTERESTED THEREIN OR IS SUCH PERSON OR A MEMBER, OFFICER OR DIRECTOR OF SUCH PARTNERSHIP OR OTHER CORPORATION, PROVIDED, THAT THE FACT OF SUCH INTEREST SHALL BE KNOWN TO THE BOARD OF DIRECTORS OF THE CORPORATION. SPECIFICALLY, BUT WITHOUT LIMITATION OF THE FOREGOING, THE CORPORATION MAY:

                      (A) ENTER INTO A WRITTEN UNDERWRITING CONTRACT, MANAGEMENT CONTRACTS FOR RESEARCH AND ADVISORY SERVICES WITH THE STANDARD FIRE INSURANCE COMPANY OR

ITS PARENT, AFFILIATES OR SUBSIDIARIES THEREOF, OR THEIR RESPECTIVE SUCCESSORS, OR OTHERWISE DO BUSINESS WITH SUCH CORPORATION, NOTWITHSTANDING THE FACT THAT ONE OR MORE OF THE DIRECTORS OF THE CORPORATION AND SOME OR ALL OF ITS OFFICERS ARE, HAVE BEEN, OR MAY BECOME DIRECTORS, OFFICERS, EMPLOYEES OR STOCKHOLDERS OF THE STANDARD FIRE INSURANCE COMPANY OR ITS PARENT, AFFILIATES OR SUBSIDIARIES OR SUCCESSORS, AND IN THE ABSENCE OF ACTUAL FRAUD THE CORPORATION MAY DEAL FREELY WITH THE STANDARD FIRE INSURANCE COMPANY OR ITS PARENT, AFFILIATES, SUBSIDIARIES OR SUCCESSORS, AND NEITHER SUCH UNDERWRITING CONTRACT, MANAGEMENT CONTRACT OR CONTRACT FOR RESEARCH OR ADVISORY SERVICES NOR ANY OTHER CONTRACT OR TRANSACTION BETWEEN THE CORPORATION AND THE STANDARD FIRE INSURANCE COMPANY OR ITS PARENT, AFFILIATES, SUBSIDIARIES OR SUCCESSORS SHALL BE INVALIDATED OR IN ANYWAY AFFECTED THEREBY, NOR SHALL ANY DIRECTOR OR OFFICER OF THE CORPORATION BE LIABLE TO THE CORPORATION OR ANY SHAREHOLDER OR CREDITOR OF THE CORPORATION OR TO ANY OTHER PERSON FOR ANY LOSS INCURRED UNDER OR BY REASON OF ANY SUCH CONTRACT OR TRANSACTION. ANYTHING IN THE FOREGOING NOTWITHSTANDING, NO OFFICER OR DIRECTOR OR UNDERWRITER OR INVESTMENT ADVISER OF THE CORPORATION SHALL BE PROTECTED AGAINST ANY LIABILITY TO THE CORPORATION OR TO ITS SECURITY HOLDERS TO WHICH HE WOULD OTHERWISE BE SUBJECT BY REASON OF WILLFUL MISFEASANCE, BAD FAITH, GROSS NEGLIGENCE OR RECKLESS DISREGARD OF THE DUTIES INVOLVED IN THE CONDUCT OF THIS OFFICE;

                      (B) EMPLOY ANY PERSON, PARTNERSHIP OR CORPORATION AS COUNSEL, REGISTRAR, TRANSFER AGENT, DIVIDEND DISBURSING AGENT OR CUSTODIAN, WHETHER OR NOT

SUCH PERSON, PARTNERSHIP OR CORPORATION IS OR HAS A MEMBER, OFFICER, DIRECTOR, OR STOCKHOLDER WHO IS AN OFFICER OR DIRECTOR OF THE CORPORATION SO LONG AS ONLY CUSTOMARY FEES SHALL BE CHARGED FOR THE SERVICES RENDERED TO OR FOR THE BENEFIT OF THE CORPORATION;

                      (C) PURCHASE OR SELL SECURITIES FOR OR FROM THE INVESTMENT PORTFOLIO OF THE CORPORATION FROM, TO OR THROUGH ANY PERSON, PARTNERSHIP OR CORPORATION

WHICH IS OR HAS A MEMBER, OFFICER, DIRECTOR OR STOCKHOLDER WHO IS AN OFFICER OR DIRECTOR OF THE CORPORATION SO LONG AS SUCH PERSON, PARTNERSHIP OR CORPORATION, UNLESS OTHERWISE AUTHORIZED BY THE SECURITIES AND EXCHANGE COMMISSION, SHALL ACT ONLY AS AGENT OR BROKER AND NOT AS PRINCIPAL AND THE COMMISSION OR OTHER COMPENSATION PAID BY THE CORPORATION SHALL NOT EXCEED CUSTOMARY BROKERAGE CHARGES FOR SUCH SERVICES.

               5. NO OFFICER OR DIRECTOR OF THE CORPORATION OR OF ANY INVESTMENT ADVISORY COMPANY OR MANAGEMENT COMPANY, NOR THE CORPORATION ITSELF, NOR SUCH INVESTMENT ADVISORY OR MANAGEMENT COMPANY OR UNDERWRITER OF THE CORPORATION SHALL TAKE LONG OR SHORT POSITIONS IN RESPECT OF ANY SHARES ISSUED BY THE CORPORATION; PROVIDED, HOWEVER, THAT SUCH PROHIBITION SHALL NOT PREVENT:

                      (A) ANY UNDERWRITER FROM PURCHASING FROM THE CORPORATION SHARES ISSUED BY THE CORPORATION, PROVIDED THAT ORDERS TO PURCHASE FROM THE CORPORATION

ARE ENTERED WITH THE CORPORATION BY SUCH UNDERWRITER EITHER FOR INVESTMENT OR UPON RECEIPT BY IT OF PURCHASE ORDERS FOR SHARES OF THE CORPORATION, AND PROVIDED SUCH PURCHASES ARE NOT IN EXCESS OF PURCHASE ORDERS RECEIVED BY SUCH UNDERWRITER;

                      (B) THE CORPORATION OR ANY DISTRIBUTOR OR UNDERWRITER FROM MAINTAINING A MARKET FOR SHARES ISSUED BY THE CORPORATION;

                      (C) THE PURCHASE FROM THE CORPORATION OF SHARES BY THE OFFICERS OR DIRECTORS OF THE CORPORATION OR OF ANY INVESTMENT ADVISORY, MANAGEMENT COMPANY

OR UNDERWRITER OR DISTRIBUTOR OF THE CORPORATION AT THE PRICES AVAILABLE TO THE PUBLIC OR AS AUTHORIZED BY THE SECURITIES EXCHANGE COMMISSION AT THE MOMENT OF SUCH PURCHASE.

               6. THE CORPORATION SHALL AT ALL TIMES CAUSE ITS SECURITIES TO BE HELD BY A CUSTODIAN, WHICH SHALL BE A BANK OR TRUST COMPANY, HAVING AN AGGREGATE CAPITAL SURPLUS AND UNDIVIDED PROFIT (AS SHOWN IN ITS LAST PUBLISHED REPORT) OF AT LEAST TWO MILLION ($2,000,000) DOLLARS. THE CUSTODIAN SHALL ALSO RECEIVE ALL MONIES DUE TO THE CORPORATION AND SHALL DEPOSIT SAME IN ITS BANKING DEPARTMENT OR ELSEWHERE AS THE BOARD OF DIRECTORS MAY DIRECT. THE BOARD OF DIRECTORS MAY, IN IT DISCRETION, ENTER INTO AGREEMENTS WITH THE CUSTODIAN AUTHORIZING IT TO ACT AS AGENT FOR THE CORPORATION IN THE DISBURSEMENT OF DIVIDENDS, PURCHASE AND SALE OF SECURITIES, REDEMPTION OF THE CORPORATION'S SECURITIES, DELIVERY OF PROXIES, MAINTENANCE OF BOOKS AND ACCOUNTS AND THE PERFORMANCE OF SUCH OTHER SERVICE AS THE BOARD MAY DEEM ADVISABLE. ALL AGREEMENTS WITH THE CUSTODIAN SHALL BE SUBJECT TO APPLICABLE STATE LAW, THE CHARTER AND BY-LAWS OF THE CORPORATION, AND THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION. IN THE EVENT OF THE RESIGNATION, REMOVAL OR INABILITY OF THE CUSTODIAN TO SERVE, THE CORPORATION SHALL USE ITS BEST EFFORTS TO OBTAIN A SUCCESSOR CUSTODIAN AND THE CASH AND SECURITIES OF THE CORPORATION HEREABOVE MENTIONED SHALL BE DELIVERED DIRECTLY TO SUCH SUCCESSOR CUSTODIAN. IN THE EVENT NO SUCH SUCCESSOR CUSTODIAN CAN BE FOUND, THE BOARD OF DIRECTORS OF THE CORPORATION SHALL CALL A SPECIAL MEETING OF STOCKHOLDERS TO DETERMINE WHETHER THE CORPORATION SHALL BE LIQUIDATED OR SHALL FUNCTION WITHOUT A CUSTODIAN.

               7. EACH PERSON WHO IS OR HAS BEEN A DIRECTOR OR OFFICER (AND HIS HEIRS, EXECUTORS AND ADMINISTRATORS) SHALL BE INDEMNIFIED BY THE CORPORATION AGAINST REASONABLE COSTS AND EXPENSES INCURRED BY HIM IN CONNECTION WITH ANY CLAIM OR IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING WHETHER JUDICIAL, ADMINISTRATIVE OR OTHERWISE, TO WHICH HE MAY BE A PARTY BY REASON OF HIS BEING OR HAVING BEEN A DIRECTOR OR OFFICER OF THE CORPORATION, EXCEPT IN RELATION TO ANY ACTION, SUIT OR PROCEEDING, IN WHICH HE HAS BEEN ADJUDGED LIABLE BECAUSE OF WILLFUL MISFEASANCE, BAD FAITH, GROSS NEGLIGENCE OR RECKLESS DISREGARD OF THE DUTIES INVOLVED IN THE CONDUCT OF HIS OFFICE. IN THE ABSENCE OF AN ADJUDICATION WHICH EXPRESSLY ABSOLVES THE DIRECTOR OR OFFICER OF LIABILITY TO THE CORPORATION OR ITS STOCKHOLDERS FOR WILLFUL MISFEASANCE, BAD FAITH, GROSS NEGLIGENCE AND RECKLESS DISREGARD OF THE DUTIES INVOLVED IN THE CONDUCT OF HIS OFFICE, OR IN THE EVENT OF A SETTLEMENT, EACH DIRECTOR AND OFFICER (AND HIS HEIRS, EXECUTORS AND ADMINISTRATORS) SHALL BE INDEMNIFIED BY THE CORPORATION AGAINST PAYMENTS MADE, INCLUDING REASONABLE COSTS AND EXPENSES, PROVIDED THAT SUCH INDEMNITY SHALL BE CONDITIONED UPON THE PRIOR DETERMINATION BY A RESOLUTION OF TWO-THIRDS OF THOSE MEMBERS OF THE BOARD OF DIRECTORS OF THE CORPORATION WHO ARE NOT INVOLVED IN THE ACTION, SUIT, OR PROCEEDING THAT THE DIRECTOR OR OFFICER HAS NO LIABILITY BY REASON OF WILLFUL MISFEASANCE, BAD FAITH, GROSS NEGLIGENCE OR RECKLESS DISREGARD OF THE DUTIES INVOLVED IN THE CONDUCT OF HIS OFFICE, AND PROVIDED FURTHER THAT IF A MAJORITY OF THE MEMBERS OF THE BOARD OF DIRECTORS OF THE CORPORATION ARE INVOLVED IN THE ACTION, SUIT OR PROCEEDING, SUCH DETERMINATION SHALL HAVE BEEN MADE BY A WRITTEN OPINION OF INDEPENDENT COUNSEL. SUCH A DETERMINATION BY THE BOARD OF DIRECTORS, OR BY INDEPENDENT COUNSEL, AND THE PAYMENTS BY THE CORPORATION ON THE BASIS THEREOF SHALL NOT PREVENT A STOCKHOLDER FROM CHALLENGING SUCH INDEMNIFICATION BY APPROPRIATE LEGAL PROCEEDINGS ON THE GROUNDS THAT THE PERSON INDEMNIFIED WAS LIABLE TO THE CORPORATION OR ITS SECURITY HOLDERS BY REASON OF WILLFUL MISFEASANCE, BAD FAITH, GROSS NEGLIGENCE OR RECKLESS DISREGARD OF THE DUTIES INVOLVED IN THE CONDUCT OF HIS OFFICE. THE FOREGOING RIGHTS AND INDEMNIFICATION SHALL NOT BE EXCLUSIVE OF ANY OTHER RIGHTS TO WHICH THE OFFICERS AND DIRECTORS MAY BE ENTITLED ACCORDING TO LAW.

        8. SECURITIES OF OTHER CORPORATIONS ENTITLING THE HOLDER THEREOF TO VOTE SHALL BE VOTED BY SUCH OFFICER OR OFFICERS OF THE CORPORATION AS THE BOARD OF DIRECTORS SHALL DESIGNATE FOR THE PURPOSE, OR BY A PROXY OR PROXIES THEREUNDER DULY AUTHORIZED BY THE BOARD OF DIRECTORS.

               9. THE BOARD OF DIRECTORS SHALL, SUBJECT TO THE LAWS OF MARYLAND, HAVE THE POWER TO DETERMINE, FROM TIME TO TIME, WHETHER AND TO WHAT EXTENT AND AT WHAT TIMES AND PLACES AND UNDER WHAT CONDITIONS AND REGULATIONS ANY ACCOUNTS AND BOOKS OF THE CORPORATION, OR ANY OF THEM, SHALL BE OPEN TO THE INSPECTION OF THE SHAREHOLDERS.

               10. NOTWITHSTANDING ANY PROVISION OF LAW REQUIRING A GREATER PROPORTION THAN A MAJORITY OF THE VOTES OF ALL CLASSES OF SHARES ENTITLED TO BE CAST, TO TAKE OR AUTHORIZE ANY ACTION, THE CORPORATION MAY TAKE OR AUTHORIZE ANY SUCH ACTION UPON THE CONCURRENCE OF A MAJORITY OF THE AGGREGATE NUMBER OF THE VOTES ENTITLED TO BE CAST THEREON.

               11. THE CORPORATION RESERVES THE RIGHT FROM TIME TO TIME TO MAKE ANY AMENDMENT OF ITS CHARTER NOW OR HEREAFTER AUTHORIZED BY LAW, INCLUDING ANY AMENDMENT WHICH ALTERS THE CONTRACT RIGHTS, AS EXPRESSLY SET FORTH IN ITS CHARTER, OF ANY OUTSTANDING SHARES, EXCEPT THAT NO ACTION AFFECTING THE VALIDITY OR ASSESSIBILITY OF SUCH SHARES SHALL BE TAKEN WITHOUT THE UNANIMOUS APPROVAL OF THE OUTSTANDING SHARES.

               12. IN ADDITION TO THE POWERS AND AUTHORITY CONFERRED UPON THEM BY THE CHARTER OF THE CORPORATION OR BY-LAWS, THE BOARD OF DIRECTORS MAY EXERCISE ALL SUCH POWERS AND AUTHORITY AND DO ALL SUCH ACTS AND THINGS AS MAY BE EXERCISED OR DONE BY THE CORPORATION, SUBJECT, NEVERTHELESS, TO THE PROVISIONS OF APPLICABLE STATE LAW AND THE CHARTER AND BY-LAWS OF THE CORPORATION.

TENTH:  THE DURATION OF THE CORPORATION SHALL BE PERPETUAL.

        SECOND:The restatement of the Charter was approved by a majority of the entire Board of Directors.

        THIRD: The provisions set forth in these Articles of Restatement are all the provisions of the Charter currently in effect. The current address of the principal office of the Corporation, the name and address of the Corporation's current resident agent and the number of directors of the Corporation and the names of those currently in office are as stated above.

        FOURTH:The Charter is not amended by these Articles of Restatement.

        IN WITNESS WHEREOF, Fund for U.S. Government Securities, Inc. has caused these Articles of Restatement to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on April 30, 1993. The undersigned Vice President acknowledges these Articles of Restatement to be the corporate act of the Corporation and states to the best of his knowledge, information and belief that the matters and facts set forth herein with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS:                            FUND FOR U.S. GOVERNMENT
                                    SECURITIES, INC.


/S/ CHARLES H. FIELD                By:  /S/ RICHARD B. FISHER